Exhibit 11

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 27, 2017, in the amended Regulation A Offering Statement (Form 1-A) of Cottonwood Multifamily REIT II, Inc.

/s/ Ernst & Young LLP

Salt Lake City, UT

March 29, 2017